Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 21 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 20, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of The Japan Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Independent Accountants and Reports to Shareholders" in such Registration Statement.


/s/PricewaterhouseCoopers LLP



Boston, Massachusetts
April 25, 2001